UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2011, BlueLinx Corporation (“BlueLinx”), a wholly owned subsidiary of BlueLinx Holdings Inc. (the “Company”) and Wells REIT II – Wildwood Properties (“Landlord”) entered into a Seventh Amendment to Lease Agreement (the “Seventh Amendment”) modifying the lease agreement (the “Original Lease Agreement” and, as subsequently amended, the “Lease Agreement”) for BlueLinx’ corporate headquarters located at 4100 and 4300 Wildwood Parkway, Atlanta, Georgia.

Under the terms of the Seventh Amendment, BlueLinx will be released from its obligations under the Lease Agreement with respect to all of the building located at 4100 Wildwood Parkway, Atlanta, Georgia (the “4100 Building”). The provisions of the Lease Agreement in connection with the building located at 4300 Wildwood Parkway, Atlanta, Georgia, remain in effect. BlueLinx is obligated to surrender the 4100 Building to Landlord on or before January 31, 2012.

Under the Seventh Amendment, BlueLinx is obligated to pay to Landlord, on or before January 31, 2012, a space remittance fee in the amount of $5,000,000 in consideration of Landlord’s agreement to release BlueLinx from all obligations related to the 4100 Building. In addition to the space remittance fee, BlueLinx is obligated to pay to Landlord the sum of $1,200,000 on or before December 31, 2013; provided, however, that in the event Landlord enters into one or more leases for all or any portion of the 4100 Building prior to December 31, 2013, Landlord may invoice BlueLinx for fifty percent of the $1,200,000, to be paid within 30 days of such invoice, with the balance to be paid not later than December 31, 2013. In addition, the Seventh Amendment provides that upon payment by BlueLinx of the space remittance fee and delivery to Landlord of an irrevocable, unconditional letter of credit in favor of Landlord in the amount of $900,000, Landlord shall immediately return to BlueLinx the letter of credit previously delivered to Landlord in the amount of $1,500,000.

The Lease Agreement contains customary events of default. These events of default include, among others, BlueLinx’ failure to pay rent when due and BlueLinx’ breach of its other obligations under the Lease Agreement if the breach remains uncured for 30 calendar days after written notice from the Landlord. If BlueLinx defaults under the Lease Agreement, the Landlord is entitled, among other things, to immediately terminate the Lease Agreement and to accelerate all rent due under the Lease Agreement for the remainder of the lease term, discounted to present value. Such discount shall be calculated by using a discount factor of eight percent for the remaining rent over the then fair market value of the premises for the remainder of the term of the Lease Agreement, discounted to present value by using a discount factor of eight percent. The current term of the Lease Agreement ends on January 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ H. Douglas Goforth
H. Douglas Goforth
Chief Financial Officer & Treasurer

Dated: October 6, 2011